As filed with the Securities and Exchange Commission on January 31, 2014

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CANSO ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Nevada	1000	None
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Ave. Javier Rojo Gomez 630
Leyes de Reforma, Istapalapa
Mexico City 09310
Mexico
Telephone No.: +52 (01) 55-10843026
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent and Transfer Syndicate, Inc.
112 North Curry Street
Carson City, Nevada 89703
Telephone No.: (775) 882-1013
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

 CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered (1)		per Share		Offering Price	Registration Fee
Common Stock, par value $0.001 per share	1,650,000	(2)	$0.15	(3)	$247,500	$31.87
TOTAL	1,650,000		$-		$247,500	31.87

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY 31, 2014

CANSO ENTERPRISES LTD.

1,650,000 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling security holders of Canso Enterprises Ltd. of up to 1,650,000 shares of common stock held by selling security holders of Canso Enterprises Ltd. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The selling security holders will be offering our shares of common stock at a fixed price of $0.15 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2014.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Until ____________, 2014 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Canso Enterprises Ltd.” refer to Canso Enterprises Ltd. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Canso Enterprises Ltd. was incorporated on June 26, 2013, under the laws of the State of Nevada, for the purpose of conducting mineral exploration activities.

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource property. We raised an aggregate of $52,500 through private placements of our securities. Proceeds from these placements were used for working capital.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 4 of this prospectus.

We have four mining claims, claims numbers 4262211, 4262212 and 4262213 and 4262214 (collectively, the “Arrow River Property”), located in the Thunder Bay Mining District of the Province of Ontario, Canada. The claims were recorded on October 29, 2013, with the Ministry of Northern Development and Mines, Province of Ontario, Canada, of Ontario, Canada. We have had a qualified consulting geologist prepare a geological evaluation report on the Arrow River Property, which report was delivered to us on November 12, 2013. We intend to conduct exploratory activities on the Arrow River Property and, if feasible, develop the Arrow River Property.

In order to execute against our plan of operations for the next 12 months, we will need to raise approximately $249,500. Until such funds are obtained by the Company via debt, equity or other form of financing, we will be unable to take concrete steps towards the implementation of our plan of operations. In order to commence work in accordance with Phase 1 of our plan of operation, detailed on page 27, we will need to secure additional financing. Currently, we have no plan or commitment which would provide us with the required capital to begin Phase 1.

The Company’s principal offices are located at Ave. Javier Rojo Gomez 630, Leyes de Reforma, Istapalapa, Mexico City 09310, Mexico, and our telephone number is +52 (01) 55-10843026.

THE OFFERING

Securities offered:	The selling stockholders are offering hereby up to 1,650,000 shares of common stock.

Offering price:
The selling stockholders will offer and sell their shares of common stock at a fixed price of $0.15 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	11,650,000

Shares outstanding after offering:	11,650,000

Market for the common shares:
There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from June 26, 2013 (Inception) to November 30, 2013. Our working capital as at January 23, 2014 was $46,295.

November 30, 2013 ($)
Financial Summary
Cash and Deposits	40,645
Total Assets	46,295
Total Liabilities	-0-
Total Stockholder’s Equity	46,295

Accumulated From June 26, 2013 (Inception) to November 30, 2013 ($)
Statement of Operations
Total Expenses	(6,205)
Net Loss for the Period	(6,205)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our financial statements for the period ended November 30, 2013 were prepared assuming that we will continue our operations as a going concern. We were incorporated on June 26, 2013 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We will require additional funds which we plan to raise through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. If we are not be able to sell our common stock, funding will not be available for continued operations, and our business will fail.

Our current cash of $40,645 will not be sufficient to complete the first phase of any initial exploration program of any mining claim. Subsequent exploration activities will require additional funding. We will need $40,422 to complete phase 1 and a total of $249,500 to complete the three phases of our plan of operation detailed on page 27. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for exploration companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful mineral exploration activities. We may not be successful in carrying out our business objectives.

We were incorporated on June 26, 2013 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as an exploration stage company. Exploration stage companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

Due to the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found on our Arrow River Property or other mineral properties that we acquire.

In order for us to even commence mining operations we face a number of challenges which include finding mining claims, qualified professionals to conduct exploration programs, obtaining adequate financing to continue exploration programs, locating viable mineral bodies, partnering with senior mining companies, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any future mineral properties. There is a substantial risk that any exploration program that we conduct on future claims may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit. There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

We have not independently verified the mineral reserves on the Arrow River Property, nor have we personally visited the property and have relied solely on the representations and advice of our expert advisors.

The sole officer and directors of the Company have no formal training or prior experience in geology, mineral exploration or mining. Additionally, no members of management of the Company have personally visited the Arrow River Property. We have relied on the advice of our professional geologist, Neil Pettigrew, who is a qualified expert in Canada. Because we have not independently verified that there are mineral reserves, there may be no commercially viable mineral reserves located on the Arrow River Property.

Due to the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

The market price for precious metals is based on numerous factors outside of our control. There is a risk that the market price for precious metals will significantly decrease, which will make it difficult for us to fund further mineral exploration activities, and would decrease the probability that any significant mineralization that we locate can be economically extracted.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering by existing investors.

Our management’s lack of experience in and/or with mining and, in particular, mineral exploration activity, means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and directors have not had any prior experience with or ever operated a mining company. Only Jim Burns, our President, has limited and narrow experience in the mining industry, as a diamond driller. Additionally, neither of them has a college or university degree, or other educational background, in mining or geology or in a field related to mining. More specifically, they both lack technical training and experience with exploring for, starting, and/or operating a mine. With no direct training or experience in these areas, they may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole. For example, management’s decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our future possible mistakes, lack of sophistication, judgment or experience in this particular industry. As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will likely have to be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

Since the majority of our shares of common stock are owned by our sole officer and directors, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and directors may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and directors collectively beneficially own approximately 85.8% of our outstanding common stock. The interests of our may not be, at all times, the same as that of our other shareholders. Our officer and directors are not simply passive investors, but also executive officers of the Company, and as such their interests as executives may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, her fiduciary duties as officer or as member of the Company’s Board of Directors. Also, our sole officer and directors will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Since our sole officer and directors have the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Our sole officer and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Jim Burns, our President, will devote approximately 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our sole officer and directors.

We have no employment or compensation agreements with our sole officer and directors and as such they may have little incentive to devote time and energy to the operation of the Company.

Our sole officer and directors are not subject to any employment or compensation agreement with the Company. Therefore, it is possible that either one or both of them may decide to focus their respective efforts on other projects or companies which have a higher economic benefit to either one or both of them. Currently, they is not obligated to spend any time at all on Company business and could opt to leave the Company for other opportunities or focus on other business which could negatively impact the Company’s ability to succeed. We do not have any expectation that either one of our officers or directors will enter into an employment or compensation agreement with the Company in the foreseeable future and the loss of either one would be highly detrimental to our ability to conduct ongoing operations.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering up to 1,650,000 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 27.0% of the common shares outstanding as of the date of this prospectus.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

All of our assets are currently located outside of the United States and our sole officer and directors reside outside of the United States as well. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that Canada and Mexico do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts in the United States. Further, it is unclear if extradition treaties now in effect between the United States and (i) Canada and (ii) Mexico would permit effective enforcement of criminal penalties of the Federal securities laws.

RISKS RELATING TO OUR COMMON STOCK

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 11,650,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 63,350,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

 Because we are a shell company, you will not be able to resell your shares in certain circumstances, which could hinder the resale of your shares.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

 In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Canso Enterprises Ltd. from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF THE OFFERING PRICE

The selling shareholders will sell our shares at $0.15 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling security holders prior to the offering by existing shareholders contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

25 of the selling security holders acquired their shares of common stock being resold hereunder directly from the Company for a purchase price of $0.01 per share, 10 of the selling security holders acquired their shares of common stock being resold hereunder directly from the Company for a purchase price of $0.10 per share, and 4 of the selling security holders acquired their shares of common stock being resold hereunder directly from the Company for a purchase price of $0.10 per share. The percentages below are calculated based on 11,650,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Shareholder	Purchase Price per Share, as Purchased from the Company	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares owned After the Offering is Complete
Robert Lovell	$0.01	50,000	50,000	0	0
Blair Green	$0.01	50,000	50,000	0	0
Harry Holden	$0.01	50,000	50,000	0	0
Travis Lee	$0.01	50,000	50,000	0	0
Jim Pearson	$0.01	50,000	50,000	0	0
Pat White	$0.01	50,000	50,000	0	0
Daric King	$0.01	50,000	50,000	0	0
Daniel King	$0.01	50,000	50,000	0	0
Jim Brown	$0.01	50,000	50,000	0	0
Stan Stein	$0.01	50,000	50,000	0	0
John Carsley	$0.01	50,000	50,000	0	0
Alcan Gonzales	$0.01	50,000	50,000	0	0
Blair Cook	$0.01	50,000	50,000	0	0
Bill Hawke	$0.01	50,000	50,000	0	0
Matt Lopez	$0.01	50,000	50,000	0	0
Zita Romo	$0.01	50,000	50,000	0	0
Gerando Goryon	$0.01	50,000	50,000	0	0
Sally Henderson	$0.01	50,000	50,000	0	0
David Unger	$0.01	50,000	50,000	0	0
Sharon Brown	$0.01	50,000	50,000	0	0
David Vent	$0.01	50,000	50,000	0	0
Ann Sanders	$0.01	50,000	50,000	0	0
Terry Brown	$0.01	50,000	50,000	0	0
Ken Hart	$0.01	50,000	50,000	0	0
Susan Arthur	$0.01	50,000	50,000	0	0
Otis Silk	$0.05	20,000	20,000	0	0
Gary Boorman	$0.05	20,000	20,000	0	0
Bob Cotton	$0.05	20,000	20,000	0	0
Ron Houls	$0.05	20,000	20,000	0	0
Robert Rouse	$0.05	20,000	20,000	0	0
Steve Owen	$0.05	20,000	20,000	0	0
Harold Morrison	$0.05	20,000	20,000	0	0
Susan Cook	$0.05	20,000	20,000	0	0
Edith Williams	$0.05	20,000	20,000	0	0
Steven Sails	$0.05	20,000	20,000	0	0
Terry Long	$0.10	50,000	50,000	0	0
Ian Hill	$0.10	50,000	50,000	0	0
George Peters	$0.10	50,000	50,000	0	0
Craig Clasen	$0.10	50,000	50,000	0	0
Totals		1,650,000	1,650,000	0	0

None of the selling shareholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of the date of this prospectus, there were 11,650,000 shares of our common stock issued and outstanding that were held by 41 stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company.

(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

RULE 144

All 11,650,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 11,650,000 shares can be resold under Rule 144.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

 PLAN OF DISTRIBUTION

As of the date of this prospectus, there is no market for our securities. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.15 per common share. After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, if at all, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	privately negotiated transactions;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	at the market to or through market makers or into an existing market for the shares;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.15. After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On June 26, 2013, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of acquisition, exploration and development of natural resource properties.

Jim Burns has served as our President, Secretary and Treasurer, from June 26, 2013, until the current date. Our board of directors is comprised of two persons: Jim Burns and German Martinez.

We are authorized to issue 75,000,000 shares of common stock, par value $.001 per share. On July 10, 2013, we offered and sold 5,000,000 shares of common stock to Jim Burns, and on the same date we also offered and sold 5,000,000 shares of our common stock to German Martinez. The purchased were paid at a purchase price of the par value per share of $0.001 per share, for total proceeds of $10,000.

We have four mining claims, claims numbers 4262211, 4262212 and 4262213 and 4262214 (collectively, the “Arrow River Property”), located in the Thunder Bay Mining District of the Province of Ontario, Canada. The claims were recorded on October 29, 2013, with the Ministry of Northern Development and Mines, of Ontario, Canada. On November 12, 2013, a qualified consulting geologist has prepared a geological evaluation report on the Arrow River Property for us. We intend to conduct exploratory activities on the Arrow River Property and, if feasible, develop the Arrow River Property.

In order to execute against our plan of operations for the next 12 months, we will need to raise approximately $249,500. Until such funds are obtained by the Company via debt, equity or other form of financing, we will be unable to take concrete steps towards the implementation of our plan of operations. In order to commence work in accordance with Phase 1 of our plan of operations, detailed on pages 24-26, we will need to secure additional financing. Currently, we have no plan or commitment which would provide us with the required capital to begin Phase 1.

IN GENERAL

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We have a 100% undivided interest the Arrow River Property located in the Thunder Bay Mining District of the Province of Ontario, Canada. We are currently conducting mineral exploration activities on the Arrow River Property in order to assess whether it contains any commercially exploitable mineral reserves. Currently there are no known mineral reserves on the Arrow River Property.

Since our inception, we have not earned any revenues to date and our net losses are $6,205 at November 30, 2013. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report prepared by Neil Pettigrew, M.Sc., P.Geo., dated November 12, 2013.

While we intend to test for commercially viable reserves of copper, nickel and platinum-group elements (“PGE”) occurrence, there is the likelihood of our mineral claim containing little or no economic mineralization or reserves of copper, nickel and platinum-group elements, or other minerals. We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claim does not contain any reserves all funds that we spend on exploration will be lost.

We have no current plans, proposals or arrangements, written or otherwise, to seek a business combination with another entity in the near future.

We hold a 100% undivided interest in four mineral claims, claims numbers 4262211, 4262212 and 4262213 and 4262214, known as the Arrow River Property, located in the Thunder Bay Mining District of the Province of Ontario, Canada. The claims were recorded on October 29, 2013, with the Ministry of Northern Development and Mines, Province of Ontario, Canada, of Ontario, Canada. In order to keep the claims, we must expend the following amounts on exploration as indicated:

Claim number	Required expenditures to keep claim	Date by when expenditures must be made
4262211	$800	October 29, 2015
4262212	$6,400	October 29, 2015
4262213	$5,600	October 29, 2015
4262214	$4,800	October 29, 2015

We engaged Neil Pettigrew, HBSc, P.Geo., to prepare a geological evaluation report on the Arrow River Property. Mr. Pettigrew is the professional geologist who authored the report. Mr. Pettigrew graduated from the University of New Brunswick in 1999 with an honors bachelor of science in geology, and obtained a M.Sc. in Earth Sciences from the University of Ottawa in 2004.

The work completed by Mr. Pettigrew in preparing the geological report consisted of a review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historical files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Arrow River Property entitled “Arrow River Property; Property Review Report” prepared by Mr. Pettigrew on November 12, 2013. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The description of the Arrow River Property provided below is based on Mr. Pettigrew’s report.

DESCRIPTION OF PROPERTY

The Arrow River Property is an early exploration stage project consisting of 4 unpatented mineral claims totaling 44 units (708 hectares) within in the Thunder Bay mining district, Ontario, Canada (Figure 1 & 2). The claims were obtained by Canso Resources Ltd. (Canso) by staking in October 2013. The property is located 50 Km SW of Thunder Bay near the Canada/United States border, and is easily accessible year round by a network of well-maintained logging roads off highway 583.

The property is located within Proterozoic rocks of the mid-continental (Kweenawan) rift. The Kweenawan rift and has many similarities to the Siberian Traps basin in Russia.

Figure 1. Location map of the Arrow River property

Figure 2. Claim Map of the Arrow River Property. Arrow River Property claims in red, all other unpatented mineral claims in green, mineral and surface patents in magenta, alienations in orange, and lot and concession fabric in black.

HISTORICAL EXPLORATION

Little exploration has been conducted on the Arrow River Property. However, significant exploration has taken place west of the property. The Cu-Ni-PGE mineralization located on the property was initially brought to the attention of Denison Mines Ltd. in 1961 by local prospectors. Although some trenching was performed, no results of this work are recorded (Sosanski, 1962).

1962

In 1962 local prospectors carried out pit blasting, ground-based magnetometer surveys, and reconnaissance geological mapping and prospecting. They outlined a 25 foot wide zone of low grade Cu-Ni mineralization, traceable over one mile along the southern contact of the Arrow River dyke (Sosanski, 1962). The mineralization occurs within a 25 foot wide fault zone. The fault zone consists of two or more faults within the dyke and one fault at the contact of the dyke and sediments to the south. The fault was recorded as dipping 85 degrees to the south, with dragging of the sedimentary beds along this contact indicating downfaulting. Additionally it was reported that the Cu-Ni mineralization was associated with local mag lows and not mag highs within the intrusion.

All Cu-Ni mineralization observed was hosted in gabbro within 30 feet of the contact with the sediments. The sulphides consist of pyrrhotite, pentlandite and chalcopyrite primarily in disseminated form. In the widest pit, a 3 foot wide zone near the centre of the fault zone carries 10-50% sulphide. This zone has been traced over 3,200 feet. Grab samples of weathered rock from the 5 pits were collected which returned up to 0.46% Cu, 0.38% Ni, 0.005 oz/t Au, 0.04 oz/t Ag and <0.004 oz/t Pt.

1968

In 1968 Cominco drilled 2 holes (DEV-1 totalled 494 feet and DEV-2 1014 feet) on the property which the authors believes tested the southern margin of the Arrow River dyke (Tanaka, 1968) (Figure 4).

DEV-1, with a -90 degree dip, was collared into the dyke (and ended in it as well), intersecting various phases of anorthositic olivine gabbro. One of these phases from 193-328 feet contained magmatic sulphides along with coarse grained biotite and pegmatitic sections. The sulphides consisted of chalcopyrite, pyrrhotite and minor pentlandite which occurred in two forms, large (4-5 mm) blebs and local vienlets or “pockets,” and fine grained disseminations. The sulphides were more concentrated in coarser more pegmatitic phases. The zone ends in highly chloritized sheared, “rotten” crumbly core, suggesting a structural contact. The entire length of the mineralized zone was assayed for Cu and Ni, unfortunately no PGEanalysis was done. The entire zone returned 136 feet grading 0.07% Cu, and 0.05% Ni with values up to 0.17% Cu and 0.14% Ni over 5 feet (316-322 feet).

DEV-2, with a 90 degree dip was also collared into the dyke, intersecting various phases of gabbro and anorthositic olivine gabbro. No significant sulphide mineralization was reported.

The location of these holes is not well constrained, the logs state they were drilled on claim 133122 with no other geographical frame of reference. The Ontario Drill hole database shows these 2 holes located just off the Arrow River property on alienated ground to the south, however the geology of the holes indicates they were drilled into the Arrow River Dyke to the north. It is the author’s opinion that the two hole are actually on the Arrow River property, near the location of Cu-Ni occurrence on the Arrow River dyke due north of their location on Figure 4.

REGIONAL GEOLOGY

The Arrow River Property covers a portion of a large diabase dyke referred to as the Arrow River dyke (part of the Pigeon River suite of dykes), which forms part of Proterozoic Kaweenawan rift. The dyke is composed of various phases of olivine gabbro (diabase) and forms a large regional topographic high. The dyke intrudes Proterozoic argillites, siltstones and greywackes of the Rove Formation.

There are three main magmatic phases related to the Kaweenawan rift in the area. The extensive Logan diabase sillsare crosscut by the Pigeon River dykes, and the large differentiated Crystal Lake Gabbro intrusion which appears to crosscut all igneous rock in the region (Figure 3).

Figure 3. Property Geology, geology from Guel (1970).

MINERALIZATION

Copper-nickel-PGE mineralization is known to occur on the property along the southern boundary of the Arrow River dyke. Prospecting and trenching in the 1960’s identified an 8 meter wide zone over >1.5 km on the property (Figure 4). The mineralized zone appears to extend east of the property as indicated by the Pylychuck shaft (Sosanski, 1962) located 0.8 km meters east of the property boundary.

The mineralization is hosted by gabbro within 10 meters of the gabbro/sediment contact and consists of disseminated, with locally net textured to massive sulphide, associated with dip-slip faulting within the dyke and adjacent wall rock sediments. The sulphides consist of pyrrhotite, pentlandite and chalcopyrite. Historic prospecting has returned up to 0.46% Cu, 0.38% Ni, 0.171 g/t Au and 1.374 g/t Ag and <0.137 g/t Pt from weathered material.

Very little work has been done to evaluate this zone. It appears that the holes Cominco drilled ( 2 holes DEV-1 and DEV-2) tested similar mineralization in 1968 west of the known 1.5km zone, intersecting 41.5 meters grading 0.07% Cu, and 0.05% Ni with values up to 0.17% Cu and 0.14% Ni over 1.5 meters (no PGE analysis were performed) (Figure 4).

There is also the potential for flat lying; buried differentiated gabbro sills similar to the nearby Cu-Ni-PGE mineralized Crystal Lake Gabbro. Very little drilling has been done on or near the property and the potential for this style of mineralization remains an attractive target.

Figure 4. Cu-Ni-PGE mineralization in the Arrow River Property area, geology from Geul (1970).

EXPLORATION POTENTIAL

The Arrow River Property is prospective Cu-Ni-PGE mineralization. Numerous recent discoveries have been made in the Kaweenawan rift and the area continues to receive substantial exploration interest.

The Arrow River Property has received very little exploration since the 1960s. As such, little is known of property’s Cu-Ni-PGE mineralization. Only shallow pits and 2 shallow drill holes have tested the mineralization and potential exists for higher grade remobilized zones both along strike and at depth.

Phase 1 Line-cutting & Soil Sampling

The phase one soil sampling program would include cutting a 200m spaced grid across high priority portions of the Property. Soil geochemical samples would be taken every 25m to evaluate targets obscured by areas of thick overburden. The Arrow River Property would require approximately 17 line kilometres in two separate grids and 300 soil samples. Fladgate suggests $40,422 to complete this work. Phase 1 would take approximately 15 days to complete.

At the advice of our consulting geologies, we plan to test for Cu-Ni-PGE mineralization along the southern portion of the Arrow River dyke for higher grade remobilized zones. This should be accomplished in three phases. Phase I and II will progressive increase knowledge of the Cu-Ni-PGE mineralization and generate drill targets for phase III. Quoted costs are all inclusive of meals, accommodation, fuel and transportation.

Phase I
Budget Item	Description	Total (CAD$)
Prospecting and Soil Sampling	1 prospectors 16 days @ $750/day	$12,000
Reconnaissance Mapping	1 geologists 16 days @ $1000/day	$16,000
Assaying	500 Samples @ $25 each	$12,500
Assessment Report	1 geologist 7 days @ $400/day	$2,800
15% Contingency		$6,500
Total		$49,800

Phase II
Budget Item	Description	Total (CAD$)
Trenching	7 days @ $1,400/day	$9,800
Trench Washing, Channel Sampling	1 prospectors 12 days @ $750/day	$9,000
Trench Mapping	1 geologists 12 days @ $1000/day	$12,000
Channel Saw Rental and Blades		$2,500
Assaying	300 Samples @ $25 each	$7,500
Assessment Report	1 geologist 7 days @ $400/day	$2,800
15% Contingency		$6,500
Total		$50,100

Phase III
Budget Item	Description	Total (CAD$)
Diamond Drilling	500 m @ $190/m	$95,000
Core Cutting	1 prospectors 14 days @ $750/day	$10,500
Logging	1 geologists 14 days @ $1000/day	$14,000
Core Logging-Cutting Shack Rental	14 days @ $200/day	$2,800
Assaying	200 Samples @ $25 each	$5,000
Assessment Report	1 geologist 7 days @ $400/day	$2,800
15% Contingency		$19,500
Total		$149,600

The basis of the foregoing cost estimates are from the geological exploration advice of our professional consulting geologist, Neil Pettigrew.

CONDITIONS TO RETAIN TITLE TO THE CLAIM

Under the laws and regulations of the Province of Ontario, Canada, the mining claims underlying the Property are subject to annual exploration expenditures. In order to keep the claims, we must expend the following amounts on exploration as indicated:

Claim number	Required expenditures to keep claim	Date by when expenditures must be made
4262211	$800	October 29, 2015
4262212	$6,400	October 29, 2015
4262213	$5,600	October 29, 2015
4262214	$4,800	October 29, 2015

No permits are required at the present time because of the early stage of exploration by the Company. Mineral rights are government-owned and cannot be purchased, but only leased, by individuals or companies. Under the Canadian Constitution, the regulation of mining activities on publicly owned mineral leases falls under provincial/territorial government jurisdiction. Thus, there is separate mining rights legislation for each of the thirteen Canadian jurisdictions except Nunavut (the northern and eastern portions of the former Northwest Territories that became a separate territory on April 1, 1999). In the Province of Ontario, where the Arrow River Property is situated, companies must obtain a prospector’s license before engaging in exploration for minerals. Holders of claims in good standing must obtain a mining lease from the Province of Ontario in order to proceed with the development of a property into a mine. Mining leases require that claim boundaries be surveyed by a Registered Land Surveyor.

COMPETITIVE CONDITIONS

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being an exploration stage company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies. We have no competitive position or advantage in the mining industry.

Methods of competition in the mining industry are to discover, acquire and finance the development of mineral properties considered to have commercial potential before other competitors do. In addition, mining companies compete with each other by acquiring and utilizing mineral exploration equipment and hiring qualified mineral exploration and development personnel before competitors do.

GOVERNMENT APPROVALS AND RECOMMENDATIONS

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada and the Province of Ontario.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We currently have no costs to comply with environmental laws concerning our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described in the chart below. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

EMPLOYEES

We currently have no employees other than our directors and officers. We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

OUR EXECUTIVE OFFICES

Our executive offices are located at Ave. Javier Rojo Gomez 630, Leyes de Reforma, Istapalapa, Mexico City 09310, Mexico.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s mineral claim is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 11,650,000 shares of our common stock issued and outstanding held by 41 holders of record. The selling stockholders are offering hereby up to 1,650,000 shares of common stock at fixed price of $0.15 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our plan of operation for the twelve months following the date of this prospectus is to complete the first three phases of the exploration program on our prospects. In addition to the $249,500 we anticipate spending for the three phases of the exploration program as outlined below, we anticipate spending an additional $33,000 on general and administration expenses including fees payable in connection with the filing of our registration statement, and $25,000 complying with reporting obligations, and general administrative costs as a reporting issuer after effectiveness of our registration statement on Form S-1. Total expenditures over the next 12 months are therefore expected to be approximately $307,500. We will experience a shortage of funds prior to funding and we may utilize funds from our president, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Phase I
Budget Item	Description	Total (CAD$)
Prospecting and Soil Sampling	1 prospectors 16 days @ $750/day	$12,000
Reconnaissance Mapping	1 geologists 16 days @ $1000/day	$16,000
Assaying	500 Samples @ $25 each	$12,500
Assessment Report	1 geologist 7 days @ $400/day	$2,800
15% Contingency		$6,500
Total		$49,800

Phase II
Budget Item	Description	Total (CAD$)
Trenching	7 days @ $1,400/day	$9,800
Trench Washing, Channel Sampling	1 prospectors 12 days @ $750/day	$9,000
Trench Mapping	1 geologists 12 days @ $1000/day	$12,000
Channel Saw Rental and Blades		$2,500
Assaying	300 Samples @ $25 each	$7,500
Assessment Report	1 geologist 7 days @ $400/day	$2,800
15% Contingency		$6,500
Total		$50,100

Phase III
Budget Item	Description	Total (CAD$)
Diamond Drilling	500 m @ $190/m	$95,000
Core Cutting	1 prospectors 14 days @ $750/day	$10,500
Logging	1 geologists 14 days @ $1000/day	$14,000
Core Logging-Cutting Shack Rental	14 days @ $200/day	$2,800
Assaying	200 Samples @ $25 each	$5,000
Assessment Report	1 geologist 7 days @ $400/day	$2,800
15% Contingency		$19,500
Total		$149,600

The basis of the foregoing cost estimates are from the geological exploration advice of our professional consulting geologist, Neil Pettigrew.

We plan to commence Phase 1 of the exploration program on the prospects in the fall of 2014. We expect this phase to take 15 days to complete and an additional one to two months for the geologist to prepare her report.

The above program costs are management’s estimates based upon the recommendations of the consulting geologist’s report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following Phase 1 of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with Phase 2 of our exploration program. Management will rely on the consulting geologist’s recommendations in making a decision to proceed with Phase 2. Subject to the results of Phase 1, we anticipate commencing with Phase 2 in the spring of 2015. We will require additional funding to commence with Phase 1 work on the prospects; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

BUDGET

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $3,500 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $8,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We intend to become a reporting company in 2014 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $10,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

We have had no operating revenues since our inception on June 26, 2013, through November 30, 2013. Our activities have been financed from the proceeds of share subscriptions. From our inception to November 30, 2013 we have raised a total of $52,500 from private offerings of our common stock. All such private offerings were made in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended. The Company made all offers and sales offshore of the US, to non-US persons, with no directed selling efforts in the US, and where offering restrictions were implemented.

From the period from inception on June 26, 2013 until the year ended November 30, 2013, we incurred operating costs of $6,205, consisting solely of general and administrative expenses, and we incurred a net loss of $6,205.

LIQUIDITY AND CAPITAL RESOURCES

At March 31 and July 15, 2013, we had a cash balance of $40,645. Our expenditures over the next 12 months are expected to be approximately $33,000, consisting solely of general and administrative expenses.

Based on our current cash position, we will be able to continue operations for approximately 12 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $249,500, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Arrow River Property and our business will fail.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of November 30, 2013, the Company had accumulated losses of $6,205. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting and are presented in United States Dollars.

Basic Earnings (loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its formation on June 26, 2013 and has not yet realized any revenues from its planned operations. All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. On occasion transactions may occur in Canadian dollars. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss).

Fair Value of Financial Instruments

The carrying amount of cash and current liabilities approximates fair value due to the short maturity of these instruments. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study of the Company’s commitments to plan of action based on the then known facts.

Stock Based Compensation

The Company records stock-based compensation using the fair value method of valuing stock options and other equity-based compensation issued. The Company has not granted any stock options since its inception. Accordingly, no stock-based compensation has been recorded.

Start-Up expenses

As a start-up company, the costs associated with start-up activities are expensed as incurred. Accordingly, start-up costs associated with the Company’s formation have been included in the Company’s general and administrative expenses for the period from June 26, 2013 (inception) through November 30, 2013.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages are as follows:

Name	Age	Positions
Jim Burns	59	President, Secretary, Treasurer and Director
German Martinez	50	Director

Set forth below is a brief description of the background and business experience of our sole executive officer and directors for the past five years.

JIM BURNS

Jim Burns has served as our President, Secretary, Treasurer and a Director since our formation on June 26, 2013. Mr. Burns has worked a diamond driller at Newmount Mines Ltd. since 2003. Mr. Burns’s background in mining and his establishment of our Company led to our conclusion that she should be serving as a member of our board of directors in light of our business and structure.

GERMAN MARTINEZ

German Martinez has served as a Director since July 11, 2013. Mr. Martinez has worked as an airline pilot for AeroMexico Airlines since 2004. Mr. Martinez’s interest in being a director of a public company led to our conclusion that she should be serving as a member of our board of directors in light of our business and structure.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our sole officer and directors, Jim Burns and German Martinez.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Jim Burns; President, Secretary, Treasurer, and Director (1)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

German Martinez; Director (2)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Appointed President, Secretary, Treasurer and Director June 26, 2013.
(2) Appointed Director July 11, 2013.

Our sole officer and directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal period ended November 30, 2013, or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended November 30, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jim Burns (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
German Martinez (2)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

(1) Appointed President, Secretary, Treasurer and Director June 26, 2013.
(2) Appointed Director July 11, 2013.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of November 30, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jim Burns (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
German Martinez (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Appointed President, Secretary, Treasurer and Director June 26, 2013.
(2) Appointed Director July 11, 2013.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 11,650,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Jim Burns (2) (3)	5,000,000	42.92%
Common Stock	German Martinez (2) (4)	5,000,000	42.92%
All directors and executive officers as a group (2 persons)		10,000,000	85.84%

(1) The percentages above are based on 11,650,000 shares of our common stock issued and outstanding as of the date of this prospectus.
(2) c/o Canso Enterprises Ltd., Ave. Javier Rojo Gomez 630, Leyes de Reforma, Istapalapa, Mexico City 09310, Mexico.
(3) Appointed President, Secretary, Treasurer and Director June 26, 2013.
(4) Appointed Director July 11, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 10, 2013, we offered and sold 5,000,000 shares of common stock to Jim Burns, our President, Secretary and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.

On July 10, 2013, we offered and sold 5,000,000 shares of common stock to German Martinez, our President, Secretary and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Thomas J. Harris, CPA, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Thomas J. Harris, CPA, is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

CANSO ENTERPRISES LTD.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the periods ended November 30, 2013 are included herewith.

THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA  98103
206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Canso Enterprises Ltd.

We have audited the accompanying balance sheets of Canso Enterprises Ltd. (An Exploration Stage Company) as of November 30, 2013, and the related statements of operations, stockholders’ deficit and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canso Enterprises Ltd (An Exploration Stage Company) for the period from June 26, 2013 through November 30, 2013 and the results of its operations and cash flows for the period then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note # 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Seattle, Washington
December 20, 2013

CANSO ENTERPRISES LTD.
(An Exploration Stage Company)
Balance Sheets
(Stated in U.S.Dollars)

Year Ended
November 30, 2013

ASSETS

Current Assets
Cash and cash equivalents	$40,645

Total current assets	40,645
Other Assets
Mining lease	5,650
Total other assets	5,650

TOTAL ASSETS	$46,295

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$
Loan from shareholder	-

Total current liabilities	-

LONG TERM LIABILITIES
Mineral Rights Liability, net discount	-
TOTAL LONG TERM LIABILITIES	-

TOTAL LIABILITIES	-

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value, 75,000,000 shares authorized;
11,650,000 shares issued and outstanding at November 30, 2013	11,650
Additional paid-in capital	40,850
Deficit accumulated during exploration stage	(6,205)
TOTAL STOCKHOLDERS' EQUITY	46,295

TOTAL LIABILITITES AND STOCKHOLDERS' EQUITY	$46,295

CANSO ENTERPRISES LTD.
(An Exploration Stage Company)
Statements of Operations
(Stated in U.S.Dollars)

For the period from (inception) June 26, 2013 through November 30, 2013

REVENUES
Revenues	-

TOTAL REVENUES	$-

OPERATING COSTS

General and administrative expenses	6,205
TOTAL OPERATING COSTS	$6,205

OTHER EXPENSE
Interest expense	-
TOTAL OTHER EXPENSE	-

NET ORDINARY INCOME (LOSS)	(6,205)

NET INCOME(LOSS)	(6,205)

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	11,650,000

CANSO ENTERPRISES LTD.
(An Exploration Stage Company)
Statements of Stockholders' Equity
(Stated in U.S.Dollars)

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During Exploration Stage	Total

Stock issued for cash on June 26, 2013
at $0.001 per share	10,000,000	$10,000	$-	$-	$10,000
Stock issued for cash between July 10 and
September 9, 2013 at $0.01 per share	1,250,000	1,250	11,250	-	12,500
Stock issued for cash between September
9 and 17, 2013 at $0.05 per share	200,000	200	9,800	-	10,000
Stock issued for cash between September					20,000
17 and October 11, 2013 @ $0.10	200,000	200	19,800
Net loss November 30, 2013				(6,205)	(6,205)
Balance November 30, 2013	11,650,000	$11,650	$40,850	$(6,205)	$46,295

CANSO ENTERPRISES LTD.
(An Exploration Stage Company)
Statements of Cash Flows
(Stated in U.S.Dollars)

For the period from (inception) June 26, 2013 through November 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$(6,205)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:	-

Changes in operating assets and liabilities:	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(6,205)

CASH FLOWS FROM INVESTING ACTIVITIES
Mining lease	(5,650)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	52,500

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	52,500

NET INCREASE (DECREASE) IN CASH	-
CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$40,645

NON-CASH INVESTING AND FINANCIAL ACTIVITIES	-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :
Interest	$-

Income Taxes	$-

Canso Enterprises Ltd.
(An Exploration Stage Company)
Notes to Financial Statements
November 30, 2013

NOTE 1 ORGANIZATION AND DESCRIPTION OF BUSINESS

Canso Enterprises Ltd. (the “Company”) was incorporated in the State of Nevada on June 26, 2013, and its year-end is November 30. The Company is “An Exploration Stage Company” as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 918, Development Stage Entities with no revenues and limited operating history. The Company has acquired mineral properties located in the Thunder Bay mining district, Province of Ontario, Canada but has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the properties will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying properties, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements and to complete the development of the properties and upon future profitable production or proceeds from the sale thereof.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting and are presented in United States Dollars.

Basic Earnings (loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Canso Enterprises Ltd.
(An Exploration Stage Company)
Notes to Financial Statements
November 30, 2013

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Property Costs

The Company has been in the exploration stage since its formation on June 26, 2013 and has not yet realized any revenues from its planned operations. All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Canso Enterprises Ltd.
(An Exploration Stage Company)
Notes to Financial Statements
November 30, 2013

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. On occasion transactions may occur in Canadian dollars. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss).

Fair Value of Financial Instruments

The carrying amount of cash and current liabilities approximates fair value due to the short maturity of these instruments. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study of the Company’s commitments to plan of action based on the then known facts.

Stock Based Compensation

The Company records stock-based compensation using the fair value method of valuing stock options and other equity-based compensation issued. The Company has not granted any stock options since its inception. Accordingly, no stock-based compensation has been recorded.

Start-Up expenses

As a start-up company, the costs associated with start-up activities are expensed as incurred. Accordingly, start-up costs associated with the Company’s formation have been included in the Company’s general and administrative expenses for the period from June 26, 2013 (inception) through November 30, 2013.

Canso Enterprises Ltd.
(An Exploration Stage Company)
Notes to Financial Statements
November 30, 2013

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $6,205 as at November 30, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or private placement of common stock.

There is no guarantee that the Company will be able to raise any capital through any type of offering.

NOTE 4 RELATED PARTY TRANSACTIONS

The officer of the Company could become involved in other business activities as they become available. This could create a conflict between the Company and the other business interests. The Company has not formulated a policy for the resolution of such a conflict should one arise.

NOTE 5 INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes and (b) net operating costs carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverably taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward and accrued expenses has been recognized as it is not determined likely to be realized.

Canso Enterprises Ltd.
(An Exploration Stage Company)
Notes to Financial Statements
November 30, 2013

The provision for refundable Federal income tax consists of the following for the periods ending:

November 30, 2013
Federal income tax benefit attributable to:
Deferred tax benefits –accrued expenses	$-
Net operating loss	$6,205
Less, change in valuation allowance	$(6,205)
Net benefit	-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount as follows:

November 30, 2013
Deferred tax attributed:
Net operating loss carryover and accrued expenses	$6,205
Less valuation allowance	(6,205)
Net Deferred Tax Asset	$-

On November 30, 2013 the Company had an unused net operating loss carry-forward of approximately $6,205 that is available to offset future taxable income; the loss carry-forward will start to expire in 2033. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 6 MINERAL PROPERTY

In October, 2013, the Company paid $5,650 for the Arrow River Property acquisition of claims # 4262211/2/3/4 in the Thunder Bay mining district of, Ontario, Canada.

Canso Enterprises Ltd.
(An Exploration Stage Company)
Notes to Financial Statements
November 30, 2013

NOTE 7 EQUITY TRANSACTIONS

On July 10, 2013, the Company issued 10,000,000 shares of common stock $0.001 per share, to two investors, for net cash proceeds of $10,000.

Between July 10 and September 9, 2013 the Company issued 1,260,000 shares of common stock at $0.01 per share to 25 investors, for net cash proceeds of $12,500

Between September 9 and 17, 2013 the Company issued 200,000 shares of common stock at $0.05 per share to 10 investors, for net cash proceeds of $10,000.

Between September 17 and October 11, 2013 the Company issued 200,000 shares of common stock at $0.10 per share, to 4 investors for net cash proceeds of $20,000.

As of November 30, 2013 there are 75,000,000 shares of common stock at par value of $0.001 per share authorized and 11,650,000 issued and outstanding.

NOTE 8 SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after November 30, 2013 to December 20, 2013.  During this period, the Company did not have any material recognizable subsequent events.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

CANSO ENTERPRISES LTD.

1,650,000 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2014 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ___________, 2014

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders

Item	Amount ($)
SEC Registration Fee	$31.87
Transfer Agent Fees	1,000.00
Legal Fees	5,000.00
Accounting Fees	5,000.00
Printing Costs	500.00
Miscellaneous	1,000.00
TOTAL	$12,531.87

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On July 10, 2013, we issued, pursuant to the terms of a stock subscription agreement, 5,000,000 shares of common stock to Jim Burns, our President, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.

On July 10, 2013, we issued, pursuant to the terms of a stock subscription agreement, 5,000,000 shares of common stock to German Martinez, our President, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.

On July 15, 2013 pursuant to the terms of 10 stock subscription agreements the Company issued an aggregate of 500,000 shares of the Company’s Common Stock at $0.01 per share for cash proceeds of $500 from each subscriber, for aggregate proceeds of $5,000.

On July 24, 2013, pursuant to the terms of 11 stock subscription agreements the Company issued an aggregate of 550,000 shares of the Company’s Common Stock at $0.01 per share for cash proceeds of $500 from each subscriber, for aggregate proceeds of $5,500.

On August 15, 2013, pursuant to the terms of 4 stock subscription agreements the Company issued an aggregate of 200,000 shares of the Company’s Common Stock at $0.01 per share for cash proceeds of $500 from each subscriber, for aggregate proceeds of $2,000.

On September 15, 2013, pursuant to the terms of 10 stock subscription agreements the Company issued an aggregate of 200,000 shares of the Company’s Common Stock at $0.05 per share for cash proceeds of $500 from each subscriber, for aggregate proceeds of $10,000.

On October 7, 2013, pursuant to the terms of 4 stock subscription agreements the Company issued an aggregate of 200,000 shares of the Company’s Common Stock at $0.10 per share for cash proceeds of $2,000 from each subscriber, for aggregate proceeds of $20,000.

All of the foregoing offerings were made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of Thomas J. Harris, CPA
23.3	Consent of Neil Pettigrew, P. Geo.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Mexico City, Mexico, on the 31st day of January, 2014.

CANSO ENTERPRISES LTD. (Registrant)

By:	/s/ Jim Burns
Name:	Jim Burns
Title:	President, Secretary and Treasurer
(principal executive officer, principal financial officer, and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jim Burns, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Canso Enterprises Ltd., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jim Burns	President, Secretary, Treasurer and Director	January 31, 2014
Jim Burns	(principal executive officer, principal financial officer, and principal accounting officer)

/s/ German Martinez	Director	January 31, 2014
German Martinez

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of Thomas J. Harris, CPA
23.3	Consent of Neil Pettigrew, P. Geo.